EXHIBIT 10.24

ASSIGNMENT CONTRACT FOR THE DESIGN, DEVELOPMENT & PRODUCTION OF DIETARY SUPPLEMENTS

In Athens, on this day, 03/10/2017, between the following contracting parties:

a) the company under the name “SKYPHARM Wholesaler of Medicinal Products Société Anonyme”, headquartered in Pylaia Thessaloniki, on 5, Agiou Georgiou Str., with TIN 800597686, Thessaloniki Tax Office for Sociétés Anonymes, and legally represented herein by the Managing Director, Grigorios Siokas, hereinafter and for the sake of brevity referred to as “Employer”,

b) the company under the name “DOCPHARMA Société Anonyme”, headquartered in Thessaloniki, on 5, Agiou Georgiou Str., Zip Code 57001, with TIN 800620356, Thessaloniki Tax Office for Sociétés Anonymes, and legally represented by the Managing Director, Ourania Matsouki, hereinafter referred to as “Contractor”

the following were stated, agreed and mutually accepted:

ARTICLE 1: Object of the Contract

1.1. The Contractor has a complete, integrated industrial unit for the production of pharmaceutical products and dietary supplements, certified according to GMP (Good Manufacturing Practices) standards and can develop and produce the products on behalf of the Employer.

1.2. The Employer shall have the exclusive rights to market and distribute the supplements, as provided for in this Contract, both in the domestic and the international market.

1.3. The Contractor hereby fully undertakes the development and design of at least forty (40) dietary supplements up to their final product form. These products will be sold in Greece and to international companies, either owned by the Employer or third parties, as decided. This Contract regulates the commercial relations between the Contractor and the Employer, while the main object of the Contract is divided into the phases described below, which remain the same for each new product developed under this Contract:

A. STAGE OF PRODUCT DESIGN & DEVELOPMENT

1.3.1. PHASE 1. MARKET & COMPETITION RESEARCH. The Contractor undertakes to conduct a competitive analysis study for both the Greek and the international market. Among other things, the study will describe the target market, its general and specific characteristics, the competitors, competitive products already on the market, as well as the basic assumptions and restrictions, and analysis of samples of competitive products for each product category.

1.3.2. PHASE 2. PRODUCT COMPOSITION DEVELOPMENT. In this phase, the Contractor proceeds to the first development of the product composition, taking into account the basic indications of the active substances to be used, the study and analysis of the pharmacopeia. At this phase, there is also a first estimate of the cost of production for each product.

1.3 3. PHASE 3. STRATEGY DEVELOPMENT. This phase involves the strategy development of the new products and the concept, the delimitation of the target market, the determination of the position of the products on the market, the benefits for the final consumer and, in general, the description of the desired image of the product in the market.

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1.3.4. PHASE 4. PRODUCT DESIGN. This phase includes the development of new products, their general and specific description, their shape, the choice of packaging-label colors, quality specifications, name designation, trademark and logo, packaging, prototype production, product testing, and marketing testing. The mock-ups and product logo are the intellectual property of the Employer and are delivered to him at the end of the phase. The Contractor may never use the above trademarks and brand for any reason and in any transaction beyond the agreed total production of the products, and the inspections of the raw materials, packaging materials and finished products.

1.3.5. PHASE 5. PRE-SHAPING. During the pre-shaping phase, data are collected for: the physicochemical properties of the new product, the physicomechanical properties of the new product, as well as its stability and compatibility with excipients. All of the above will be used to develop appropriate, stable and effective forms for the new product. More specifically the studies to be carried out during this phase are the following and are distinguished according to the type of product:

•	The solubility that will determine the solubility dependence on pH, the inherent dissolution rate and the ways to improve solubility if deemed unsatisfactory.

•	The melting point this particular study is a means to reveal the existence of polymorphism of compounds. The phenomenon of polymorphism may affect the stability and bioavailability of the product.

•	The stability of the formulation helps in selecting the shaping conditions, indicates types of excipients, specific additives, and the mode of packaging that will ensure product stability.

•	Finally, discoloration, hardness/brittleness, moisture content and dissolution time shall also be examined, along with the change in natural odor, flavor, color loss, density and sediment creation (using HPLC and UV machines).

1.3.6. PHASE 6. HARMONIZATION WITH THE LEGISLATION. The Contractor undertakes at this phase to harmonize the composition of the product, as well as all promotion-related items, such as the labels, box, instructions leaflet, as well as the promotional material, with the Greek and European Legislation.

1.3.7. PHASE 7. TESTING AND IMPROVEMENT. The trial period will determine the final composition of the product, while there will be an inspection of the entire production chain and training of the staff for the production process of this particular product. During the trial production, 2 lots are produced with 10% of the normal batch. The final version of the box graphics, the label and instruction leaflet is completed during this phase. Where appropriate, and if deemed necessary, the trial product is also checked by the Employer. At this phase, the final study-proposal of the quality and specifications of the raw materials and packaging materials is being conducted. Finally, the development of inspection methods is carried out.

1.3.8. PHASE 8. STABILITY CONTROL STUDIES. At this phase the Contractor undertakes to carry out the following tasks: the final composition of the product is subject to analytical studies, such as the stability study and the preservative effectiveness study, so that the R&D department can be assured of the reliability of the final product about to be marketed.

1.3.9. PHASE 9. PREPARATION OF A COMPLETE DOSSIER. The Contractor provides the Employer with a complete dossier with the entire analysis, as described in paragraphs 1.3.1-1.3.8. The dossiers will contain all the necessary data as submitted to the National Organization for Medicines (NOM) for the notification of the product and the approval of the certificate for free movement in the European market. Where appropriate, and in accordance with the Employer's suggestion, similar disclosures may be required in other countries as well. All legalization documents are kept in a copy by the Contractor's quality assurance department.

B. PRODUCTION INSPECTION & DESIGN STAGE

At this stage the Contractor undertakes the production design of the dietary supplements. The phases required for the design of production are the following:

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1.3.10. PHASE 10. RESEARCH AND INSPECTION OF RAW MATERIALS SUPPLY. The Contractor undertakes to inspect the possibility to obtain the required raw materials from various suppliers, as needed from the product's composition. The raw materials specifications are consistent with the study as outlined in paragraph 1.3.4. The Contractor undertakes to assess the suppliers of raw materials and packaging materials in accordance with the standards as defined by its NOM GMP. The Contractor shall bear no responsibility for any delays or cost differentiation that may be incurred in the procurement of raw materials.

1.3.11. PHASE 11. RAW MATERIALS SUPPLY AND STORAGE PLANNING The Contractor undertakes to prepare a plan for the supply and storage of raw materials for the duration of this Contract, and in accordance with the requirements of the Employer. The Contractor is required to deliver samples of the warehouse file for the raw materials, excipients, packaging materials, semi-finished and finished products. The Quality Control Department of the Contractor undertakes all chemical - microbiological studies and analyses of the raw materials to ensure their quality.

1.3.12. PHASE 12. PRODUCTION DESIGN. The Contractor is going to design in detail the entire production process, and all the necessary actions required to produce the Employer’s final products, i.e. method of mixing, tableting, coating, packaging etc. This design phase also includes local chemical and microbiological inspections of semi-finished products.

1.3.13. PHASE 13. STABILITY STUDIES The final product is stored in stability chambers, where under accelerated conditions its stability is monitored over time. Stability studies are conducted in 3-6-9-12 months and show the ability of the product to keep its quality, purity and effectiveness within the framework of its specifications.

ARTICLE 2: Project Pricing

2.1. The total price of the project amounts to FOUR HUNDRED AND FIFTY FIVE THOUSAND Euro (€ 455,000.00), plus the corresponding VAT.

The individual fee for each Project Phase of the 1st Stage, as described in Article 1 herein, is analyzed as follows:

1st STAGE:

- PHASE 1. MARKET RESEARCH, the entire fee for this specific phase amounts to: €32,000.00, plus the corresponding VAT.

- PHASE 2. PRODUCT COMPOSITION DEVELOPMENT, the entire fee for this specific phase amounts to: €25,000.00, plus the corresponding VAT.

- PHASE 3. STRATEGY DEVELOPMENT, the entire fee for this specific phase amounts to: €25,000.00, plus the corresponding VAT.

- PHASE 4. PRODUCT DESIGN, the entire fee for this specific phase amounts to: €55,000.00, plus the corresponding VAT.

- PHASE 5. PRODUCT PRE-SHAPING, the entire fee for this specific phase amounts to: €30,000.00, plus the corresponding VAT.

- PHASE 6. HARMONIZATION WITH THE LEGISLATION, the entire fee for this specific phase amounts to: €20,000.00, plus the corresponding VAT.

- PHASE 7. PRODUCT TESTING AND IMPROVEMENT, the entire fee for this specific phase amounts to: €54,000.00, plus the corresponding VAT.

- PHASE 8. STABILITY INSPECTION STUDIES, the entire fee for this specific phase amounts to: €33,000.00, plus the corresponding VAT.

- PHASE 9. DOSSIER PREPARATION, the entire fee for this specific phase amounts to: €48,000.00, plus the corresponding VAT.

The entire fee for the implementation of the 1st Stage amounts to €322,000.00, plus the corresponding VAT.

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2nd STAGE:

The individual fee for each Project Phase of the 2nd Stage, as described in Article 1 herein, is analyzed as follows:

- PHASE 10. RAW MATERIALS RESEARCH AND INSPECTION, the entire fee for this specific phase amounts to: €21,000.00, plus the corresponding VAT.

- PHASE 11. RAW MATERIALS SUPPLY AND STORAGE PLANNING, the entire fee for this specific phase amounts to: €29,000.00, plus the corresponding VAT.

- PHASE 12. PRODUCTION DESIGN, the entire fee for this specific phase amounts to: €37,000.00, plus the corresponding VAT.

- PHASE 13. STABILITY STUDIES, the entire fee for this specific phase amounts to: €46,000.00, plus the corresponding VAT.

The entire fee for the implementation of the 2nd Stage amounts to €133,000.00, plus the corresponding VAT.

2.2. The Employer agrees to pay the Contractor the total fee, upon completion and delivery of each Phase, as described in paragraph 2.1 above.

2.3. The price includes all the necessary actions that will be required and have been described in paragraph 1.3.

ARTICLE 3: Duration of Contract - Timetable - Deliverables

3.1. The total duration of the contract starts from the day this Contract is signed and ends on 31/12/2018.

The starting time, duration and delivery time of each Stage and Phase of the Project are described in detail below:

The 1st Stage starts from the day this Contract is signed and ends on 29/12/2017.

More specifically, each project Phase is as follows:

- PHASE 1. starts with the signing of this Contract and is completed within 15 calendar days, i.e. until 18/10/2017.

- PHASE 2. starts with the signing of this Contract and is completed within 20 calendar days, i.e. until 23/10/2017.

- PHASE 3. starts with the signing of this Contract and is completed within 25 calendar days, i.e. until 28/10/2017.

- PHASE 4. starts with the signing of this Contract and is completed within 30 calendar days, i.e. until 02/11/2017.

- PHASE 5. starts with the signing of this Contract and is completed within 45 calendar days, i.e. until 17/11/2017.

- PHASE 6. starts with the signing of this Contract and is completed within 50 calendar days, i.e. until 22/11/2017.

- PHASE 7. starts with the signing of this Contract and is completed within 62 calendar days, i.e. until 04/12/2017.

- PHASE 8. starts with the signing of this Contract and is completed within 75 calendar days, i.e. until 17/12/2017.

- PHASE 9. starts with the signing of this Contract and is completed within 87 calendar days, i.e. until 29/12/2017.

Respectively, the 2nd Stage starts on 01/01/2018 and ends on 31/12/2018, and is divided into the following Phases:

- PHASE 10. starts with the signing of this Contract and is completed within 120 calendar days, i.e. until 31/01/2018.

- PHASE 11. starts with the signing of this Contract and is completed within 179 calendar days, i.e. until 31/03/2018.

- PHASE 12. starts with the signing of this Contract and is completed within 240 calendar days, i.e. until 31/05/2018.

- PHASE 13. starts with the signing of this Contract and is completed within 454 calendar days, i.e. until 31/12/2018.

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At the end of each Phase, the corresponding invoice is issued by the Contractor to the Employer, including the corresponding VAT.

3.2. This Contract includes all products selected by the Employer and communicates his intention for their development and production to the Contractor in writing (physical mail or email).

3.3. If the requested quantity exceeds the one indicated herein by 30%, the Contractor shall bear no responsibility for any delay in the delivery of the product.

3.4. In case of future production, the Employer is required to notify the Contractor in writing regarding the start of production, at least one month in advance.

ARTICLE 4: Confidentiality

4.1. The parties agree that from the signing of this Contract until its completion and termination, all information received from each other is treated as confidential. The party receiving the confidential information undertakes not to use this information for its own benefit or for the benefit of a third party, the Contractor shall designate the members of its staff that may receive such information and shall take all necessary measures for the non-dissemination of confidential information.

Consequently, the parties consider and handle as confidential all documents related to the technology, prices, studies, manner of production and all the documents resulting from this Contract, and will not disclose them to third parties other than the entities required by the provisions of the Law.

ARTICLE 5: Agency Commitment

5.1. The cooperating Agencies are committed for the effective implementation of the Project, i.e. to collaborate, execute and fulfill all their obligations in a timely manner.

5.2. Each Agency, even if concludes a subcontract with or engages in any way any third parties (such as subsidiaries) in the Project, shall remain the sole responsible for the execution of the part of the Project it is responsible for, but also for the compliance of those third parties with the terms of this Collaboration Contract.

ARTICLE 6: Force Majeure

6.1. Force majeure are any incidents that obstruct the execution of the obligations of the contracting parties. Indicatively, such incidents include flood, lightning, fire, explosion, war, national emergency, natural disasters, soil unsuitability, weather conditions prohibiting access to the site, state decrees and bans from the public services concerned for reasons not related to the parties, strikes or other labor movements, war conflicts, sabotage, earthquakes, or even in the case of proven liability of the buyer or his legally authorized representative and any similar unpredictable event, if outside the sphere of responsibility of the parties involved.

6.2. The obligations of the parties arising hereunder shall be suspended in the event of force majeure as defined above. In case of force majeure events, the contracting party that fails to fulfill its obligations under this Contract shall, within two (2) days from the occurrence of the force majeure event, notify in writing its inability to the other party, describing the force majeure event, the obligations is unable to fulfill due to the event and the probable duration of this inability. This contracting party shall take all appropriate measures to remedy the consequences of force majeure events. The suspension lasts for the duration of the force majeure event and does not concern any obligations whose fulfillment is not affected by the nature of the force majeure event.

6.3. The party that due to force majeure does not execute its contractual obligations is required to provide regular written reports to the other party and make every effort possible to remove its consequences (of the force majeure).

6.4. Force majeure events are only accepted as a reason for delay and under no circumstances gives rise to a claim for compensation from any of the contracting parties. In the event the force majeure events render the performance and delivery of the goods impossible, the Employer is relieved of his obligation to pay the fee and the Contractor is exempt from the obligation to deliver the product.

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ARTICLE 7: Competent Courts and Applicable Law

7.1. For any dispute between the Contractor and the Employer regarding the interpretation or execution of this Contract, the parties will make every effort to resolve it amicably in accordance with the provisions of this Contract and their true legal will and expectations of their cooperation. However, in the event of a dispute arising out of this Contract, the Courts of Athens are solely competent and applicable is the Greek Law.

ARTICLE 8: Termination of Contract

8.1. Subject to the remaining terms regarding the termination of this Contract, this shall be immediately terminated by any of the contracting parties following a written notice from one to the other when one or more than one of the following events take place:

If for any reason, or by law or provision, the marketing license for the products expires or is lifted or revoked or suspended.

If one of the parties is declared bankrupt or under judicial administration or submits a judicial or extrajudicial settlement request with the creditors or has been dissolved or liquidated or has been placed in any other similar situation, but also if the Contractor’s production license is revoked by the competent authorities for the category of supplements under this Contract.

If one of the parties violates any of the terms of this Contract and does not remedy the breach within 30 days of the written notice of the other.

8.2. The termination, for any reason whatsoever, and the consequence of this termination of this Contract, shall not remove the obligations of the parties so far incurred, and in particular their obligation to pay any amounts due at the time of the termination. In the event that due to non-observance of the terms or the agreement or its termination there is damage to one party, the other party is under the obligation to remedy that damage.

8.3. In the event of termination of the Contract for any reason and cause, the Contractor will deliver within five (5) calendar days to the Employer or a third person indicated by him, in accordance with the Employer's instructions, all quantities of raw materials, excipients, semi-finished and finished products, which are in its hands at the time of the termination.

8.4. In the event of termination of this Contract for any reason, the Contractor shall also return any documents, specifications, specimens, rights to intangible assets, licenses, etc. to the Employer.

For the “EMPLOYER”	For the “CONTRACTOR”

(signature, stamp)

SKYPHARM S.A.

WHOLESALER OF MEDICINAL PRODUCTS

5, AG. GEORGIOU STR., THERMI

PB 8001 – ZIP CODE 57001 – THESSALONIKI

COSMOS OFFICES – PYLAIA

TEL 23130 80710 – FAX 23130 80713

THESSALONIKI TAX OFFICE FOR

SOCIÉTÉS ANONYMES – TIN 800597686

(signature, stamp)

DOC PHARMA S.A.

WHOLESALER OF MEDICINAL PRODUCTS

5, AG. GEORGIOU STR., ZIP CODE 57001 PYLAIA

PB 8001 - THERMI THESSALONIKI

TEL: 23130 80720 – FAX 23130 80719

TIN: 800620356 – THESSALONIKI TAX OFFICE

FOR SOCIÉTÉS ANONYMES

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